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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)    April 15, 1994
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                             MOMENTUM CORPORATION
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              (Exact name of registrant as specified in charter)

    Delaware                          0-18112                 91-1464018
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(State of Other Jurisdiction         (Commission          (I.R.S. Employer
  of Incorporation)                   File Number)         Identification No.)

Koll Center Bellevue - Suite 1900 500 108th Ave. N.E. Bellevue WA      98004
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:    (206) 450-6550
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        (Former name or former address, if changed since last report.)
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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) On April 15, 1994, Momentum Corporation (Momentum) acquired certain assets and liabilities of T.K. Gray Inc. (Gray) pursuant to an Asset Purchase Agreement between Momentum Corporation and T.K. Gray, Inc. and its shareholders. Momentum acquired inventory, receivables, fixed assets, real and personal property leases, leasehold improvements, customer lists, certain other tangible and intangible assets, and payables and other accrued liabilities for a net purchase price of approximately $15.4 million.

    The consideration for the sale was arrived at as a result of arms-length negotiations. Funds used for the purchase were provided from redemption of short-term investments in commercial paper and from existing revolving credit agreements with Seafirst Bank and First Interstate Bank of Washington.

(b) The acquired assets were used primarily in the supply and distribution of photographic and graphic arts supplies and equipment. Momentum intends to continue to use the assets for the same purpose.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) & (b) The registrant hereby requests a 60-day extension to June 15, 1994 to supply the required financial statements.
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EXHIBITS

Exhibit No.                     Name of Exhibit
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    2                           ASSET PURCHASE AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(REGISTRANT) MOMENTUM CORPORATION

BY (SIGNATURE)
(NAME AND TITLE)                PATSY TURNIPSEED
                                Senior Vice President
                                Chief Financial Officer
                                (principal financial and accounting officer)

DATE                            April 29, 1994
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EXHIBIT INDEX

Exhibit Number and Description                          Page
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  2  ASSET PURCHASE AGREEMENT                   Page 1 of Exhibit 2